WESTFIELD CENTURY CITY

City of Los Angeles
County of Los Angeles
State of California

TERMINATION OF LEASE

THIS TERMINATION OF LEASE is made and entered into as of this 13TH day of MAY, 2016 (hereinafter referred to as "Agreement"), by and between **CENTURY CITY MALL, LLC,** a Delaware limited liability company (hereinafter referred to as "Landlord"), and **GIGGLES 'N' HUGS, LLC,** a California limited liability company (hereinafter referred to as "Tenant").

WITNESSETH:

WHEREAS, by written Lease dated January 13, 2010 (which lease and all amendments, assignments and modifications thereof are hereinafter referred to as the "Lease"), Landlord or its predecessor-in-interest did lease unto Tenant or its predecessor-in-interest **Store No. 155** containing approximately **5,952 square feet** of space (hereinafter referred to as the "Premises") in **WESTFIELD CENTURY CITY**, located in the City of Los Angeles, State of California; and

WHEREAS, the Lease provides for an expiration date of February 29, 2020; and

WHEREAS, the parties desire to terminate the Lease on the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the parties hereby agree as follows:

1. Effective Date: The Term of the Lease shall be amended to terminate and expire on 11:59 PM on June 30, 2016 (the "Termination Date"). In addition, Tenant shall have the right to close the Premises for business no earlier than June 30, 2016 for the sole purpose of preparing for the surrender of the Premises to Landlord.

2. Alternative Rent: As consideration for early termination of the Lease, commencing upon June 1, 2016 through June 30, 2016 (the "Alternative Rent Period"), Tenant shall pay to Landlord an amount equal to fifty percent (50%) of the then Minimum Annual Rental, Percentage Rental and Additional Rent (the "Alternate Rent"). However, Tenant shall remain responsible for payment of all utilities serving the Premises.

3. Termination of Lease: Through the Termination Date, Tenant shall pay to Landlord all sums due and owing under the Lease, including, but not limited to, the Minimum Annual Rental, Percentage Rental, Additional Rent, Taxes and Common Area Operating Costs and Expenses due and payable under the Lease (including any reconciliation permitted under the Lease for Additional Rent) notwithstanding that such items may be billed after the Termination Date, and shall duly perform all of the other terms, covenants and conditions of the Lease on its part to perform.

4. Reimbursement: As consideration for early termination of the Lease, Landlord shall pay to Tenant the sum of **$350,000.00** (the "**Reimbursement**") within thirty (30) days following mutual execution of this Agreement, provided, Tenant submits its written request for payment of said Reimbursement (pursuant to application instructions set forth below), along with Tenant's IRS Form W-9, Request for Taxpayer Identification Number and Certification (the "Required Supporting Documentation").

   Said Reimbursement represents the total due to Tenant from Landlord in connection with this Agreement and the Lease.

   Application for said Reimbursement payment along with Required Supporting Documentation should be submitted electronically at:

   http://www.westfieldtenantcoordination.com/tenantallowance.

   Instructions for use and additional information can also be accessed using this website address. When prompted for a security code, use WestfieldTA.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the day and year first above written.

GIGGLES N' HUGS, LLC,
a California limited liability company

By: ______________________________

Print Name: Joey Parsi

Its: CEO

By: ______________________________

Print Name: ______________________________

Its: ______________________________

TENANT

CENTURY CITY MALL, LLC,
a Delaware limited liability company

By: UC Century Genpar, LLC,
a Delaware limited liability company,
its managing member

By: Westfield America Limited Partnership,
a Delaware limited partnership,
its sole member

By: Westfield U.S. Holdings, LLC,
a Delaware limited liability company,
its general partner

By: ______________________________

LANDLORD